UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 9, 2020 (January 9, 2020)
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PARKER DRILLING COMPANY
(Exact Name of Registrant as Specified in its Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	001-7573 (Commission File Number)	73-0618660 (IRS Employer Identification No.)

5 Greenway Plaza, Suite 100
Houston, Texas 77046
(Address of Principal Executive Offices) (Zip Code)

(281) 406-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PKD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the approval of the Stock Splits (as defined below), Parker Drilling Company (the “Company”) intends to voluntarily delist its common stock from trading on the New York Stock Exchange and to deregister its common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As previously disclosed, the Company’s Board of Directors (the “Board”), at its sole discretion, may elect to abandon the Stock Splits and the overall delisting and deregistration process for any reason, including if it determines that effecting the Stock Splits would be too costly. Assuming the Board determines to proceed with the Stock Splits, as part of the delisting process, the Company intends to file a Form 25 (Notification of Removal From Listing and/or Registration under Section 12(b) of the Exchange Act) with the Securities and Exchange Commission (the “SEC”). The Company expects that the delisting will occur ten days after the filing of the Form 25, at which point, the Company intends to file a Form 15 with the SEC certifying that it has less than 300 stockholders, which will terminate the registration of the Company’s common stock under Section 12(g) of the Exchange Act.

Item 5.07    Submission of Matters to a Vote of Security Holders

On January 9, 2020, the Company held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the holders of a majority of the Company’s issued and outstanding shares of common stock entitled to vote approved amendments to the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of the Company’s common stock (the “Reverse Stock Split”), followed immediately by a forward stock split of the Company’s common stock (the “Forward Stock Split,” and together with the Reverse Stock Split, the “Stock Splits”), at a ratio (i) not less than 1-for-5 and not greater than 1-for-100, in the case of the Reverse Stock Split, and (ii) not less than 5-for-1 and not greater than 100-for-1, in the case of the Forward Stock Split. The amendments were approved with (i) 11,225,127 shares of common stock voting in favor of the Reverse Stock Split, 2,480,798 shares voting against the Reverse Stock Split and 680 shares abstaining, and (ii) 11,212,686 shares of common stock voting in favor of the Forward Stock Split, 2,493,249 shares voting against the Forward Stock Split and 670 shares abstaining.

The exact stock split ratios will be set within the ranges described above at the discretion of the Board (and, in all cases, with the forward stock split ratio being the inverse of the reverse stock split ratio). The Board will evaluate updated ownership data impacting the various stock split ratios so that it can determine the aggregate costs of the stock splits within the range of stock split ratios before choosing the stock split ratios. After determining the appropriate stock split ratios, the Board will direct the Company to file with the State of Delaware certificates of amendment to the Company’s Certificate of Incorporation to effectuate the Stock Splits. At this time, the Company believes that any reverse stock split ratio within the approved ranges would reduce the number of record holders below 300, which is the level at or above which the Company is required to file reports with the SEC.

Item 7.01 Regulation FD Disclosure

On January 9, 2020, the Company issued a press release related to the foregoing. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information contained in this Item 7.01 and the exhibit hereto shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

The following exhibits are furnished herewith:

Number	Exhibit
99.1	Press Release, dated January 9, 2020, issued by Parker Drilling Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER DRILLING COMPANY

Date: January 9, 2020	By:	/s/ Michael W. Sumruld
	Name:	Michael W. Sumruld
	Title:	Senior Vice President and Chief Financial Officer

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